Exhibit 23.2


                   CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, pertaining to the Main Street Bancorp, Inc. Shareholder Automatic Dividend Reinvestment and Stock Purchase Plan, of our report dated May 29, 1998, relating to the supplemental consolidated financial statements of Main Street Bancorp, Inc. appearing in the Company's Current Report on Form 8-K/A dated June 25, 1998.

     We also consent to the reference to us under the caption
"Experts" in the Prospectus.


                               /s/ Beard & Company, Inc.

                               BEARD & COMPANY, INC.



Reading, Pennsylvania
June 19, 1998